UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 14, 2018

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas (Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 14, 2018, Kirby Corporation completed the previously announced acquisition of Higman Marine, Inc. and affiliated companies (“Higman”), an operator of tank barges and towboats participating in the inland tank barge transportation industry in the United States.  The acquisition was completed pursuant to a Securities Purchase Agreement dated as of February 4, 2018 between Kirby, Higman and the owners of Higman.  The purchase price was approximately $419 million in cash (before post-closing adjustments and transaction fees).  The cash consideration was financed from the proceeds of a new issuance of senior notes, which closed on February 12, 2018.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2018, Kirby issued a press release announcing the closing of the acquisition described in Item 2.01.  A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press release of Kirby Corporation dated February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
President
and Chief Executive Officer

Dated:  February 16, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	—Press release of Kirby Corporation dated February 15, 2018.